Geneva Financial Corp.

                         2003 Equity Participation Plan

     1. Purpose of the Plan. The Geneva Financial Corp. 2003 Equity Participation Plan (the "Plan") is intended to advance the interests of Geneva Financial Corp. (the "Company") by inducing individuals or entities of outstanding ability and potential to join and remain with, or provide consulting or advisory services to, the Company, by encouraging and enabling eligible employees, non-employee Directors, consultants and advisors to acquire proprietary interests in the Company, and by providing the participating employees, non-employee Directors, consultants and advisors with an additional incentive to promote the success of the Company. This is accomplished by providing for the granting of "Options," which term as used herein includes both "Incentive Stock Options" and "Nonstatutory Stock Options, as later defined, and "Restricted Stock," to employees, non-employee Directors, consultants and advisors.

     2. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board" or "Board of Directors") or by a committee (the "Committee") consisting of at least two (2) persons chosen by the Board of Directors. Except as herein specifically provided, the interpretation and construction by the Board of Directors or the Committee of any provision of the Plan or of any Option, or with respect to any Restricted Stock, granted under it shall be final and conclusive. The receipt of Options or Restricted Stock by Directors, or any members of the Committee, shall not preclude their vote on any matters in connection with the administration or interpretation of the Plan.

     3. Shares Subject to the Plan. The shares subject to Options granted under the Plan, and shares granted as Restricted Stock under the Plan, shall be shares of the Company's common stock, par value $.01 per share (the "Common Stock"), whether authorized but unissued or held in the Company's treasury, or shares purchased from stockholders expressly for use under the Plan. The maximum number of shares of Common Stock which may be issued pursuant to Options or as Restricted Stock granted under the Plan shall not exceed in the aggregate one million (1,000,000) shares. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of all outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for Options and grants of Restricted Stock under the Plan. In the event any shares of Restricted Stock are forfeited for any reason, the shares forfeited shall again be available for Options and grants of Restricted Stock under the Plan. In the event shares of Common Stock are delivered to, or withheld by, the Company pursuant to Sections 13(b) or 27 hereof, only the net number of shares issued, i.e., net of the shares so delivered or withheld, shall be considered to have been issued pursuant to the Plan.

     4. Participation. The class of individuals that shall be eligible to receive Options ("Optionees") and Restricted Stock ("Grantees") under the Plan shall be (a) with respect to Incentive Stock Options described in Section 6 hereof, all employees of either the Company or any parent or subsidiary corporation of the Company, and (b) with respect to Nonstatutory Stock Options described in Section 7 hereof and Restricted Stock described in Section 17 hereof, all employees, and non-employee Directors of, or consultants and advisors to, either the Company or any parent or subsidiary corporation of the Company; provided, however, neither Nonstatutory Stock Options nor Restricted Stock shall be granted to any such consultant or advisor unless (i) the consultant or advisor is a natural person (or an entity wholly-owned by the consultant or advisor), (ii) bona fide services have been or are to be rendered by such consultant or advisor and (iii) such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities. The Board of Directors or the Committee, in its sole discretion, but subject to the provisions of the Plan, shall determine the employees and non-employee Directors of, and the consultants and advisors to, the Company and its parent and subsidiary corporations to whom Options and Restricted Stock shall be granted, and the number of shares to be covered by each Option and each Restricted Stock grant, taking into account the nature of the employment or services rendered by the individuals or entities being considered, their annual compensation, their present and potential contributions to the success of the Company, and such other factors as the Board of Directors or the Committee may deem relevant. For purposes hereof, a non-employee to whom an offer of employment has been extended shall be considered an employee, provided that the Options granted to such individual shall not be exercisable, and the Restricted Stock granted shall not vest, in whole or in part, for a period of at least one year from the date of grant and in the event the individual does not commence employment with the Company, the Options and/or Restricted Stock granted shall be considered null and void.

     5. Stock Option Agreement. Each Option granted under the Plan shall be authorized by the Board of Directors or the Committee, and shall be evidenced by a Stock Option Agreement which shall be executed by the Company and by the individual or entity to whom such Option is granted. The Stock Option Agreement shall specify the number of shares of Common

Stock as to which any Option is granted, the period during which the Option is exercisable, and the option price per share thereof, and such other terms and provisions as the Board of Directors or the Committee may deem necessary or appropriate.

     6. Incentive Stock Options. The Board of Directors or the Committee may grant Options under the Plan which are intended to meet the requirements of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to "incentive stock options," and which are subject to the following terms and conditions and any other terms and conditions as may at any time be required by Section 422 of the Code (referred to herein as an "Incentive Stock Option"):

          (a) No Incentive Stock Option shall be granted to individuals other than employees of the Company or of a parent or subsidiary corporation of the Company.

          (b) Each Incentive Stock Option under the Plan must be granted prior to June 5, 2013, which is within ten (10) years from the date the Plan was adopted by the Board of Directors.

          (c) The option price of the shares subject to any Incentive Stock Option shall not be less than the fair market value (as defined in subsection
(f) of this Section 6) of the Common Stock at the time such Incentive Stock Option is granted; provided, however, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a parent or subsidiary corporation of the Company (a "10% Stockholder"), the option price of the shares subject to the Incentive Stock Option shall be at least one hundred ten percent (110%) of the fair market value of the Common Stock at the time such Incentive Stock

Option is granted.

     (d) No Incentive Stock Option granted under the Plan shall be exercisable after the expiration of ten (10) years from the date of its grant. However, if an Incentive Stock Option is granted to a 10% Stockholder, such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date of its grant. Every Incentive Stock Option granted under the Plan shall be subject to earlier termination as expressly provided in Section 12 hereof.

     (e)For purposes of determining stock ownership under this Section 6, the attribution rules of Section 424(d) of the Code shall apply.

     (f) For purposes of the Plan, fair market value shall be determined by the Board of Directors or the Committee. If the Common Stock is listed on a national securities exchange or The Nasdaq Stock Market ("Nasdaq") or traded on the Over-the-Counter market, fair market value shall be the closing selling price or, if not available, the closing bid price or, if not available, the high bid price of the Common Stock quoted on such exchange or Nasdaq, or on the Over-the-Counter market, as reported by the exchange, Nasdaq or the National Association of Securities Dealers OTC Electronic Bulletin Board, or if the Common Stock is not so reported, then by the Pink Sheets, LLC, as the case may be, on the day immediately preceding the day on which the Option is granted (or, if granted after the close of business for trading, then on the day on which the Option is granted), or, if there is no selling or bid price on that day, the closing selling price, closing bid price or high bid price, as the case may be, on the most recent day which precedes that day and for which such prices are available. If there is no selling or bid price for the ninety (90) day period preceding the date of grant of an Option hereunder, fair market value shall be determined in good faith by the Board of Directors or the Committee.

     7. Nonstatutory Stock Options. The Board of Directors or the Committee may grant Options under the Plan which are not intended to meet the requirements of
Section 422 of the Code, as well as Options which are intended to meet the requirements of Section 422 of the Code but the terms of which provide that they will not be treated as Incentive Stock Options (referred to herein as a "Nonstatutory Stock Option"). Nonstatutory Stock Options shall be subject to the following terms and conditions:

     (a) A Nonstatutory Stock Option may be granted to any individual or entity eligible to receive an Option under the Plan pursuant to clause (b) of Section 4 hereof.

     (b) The option price of the shares subject to a Nonstatutory Stock Option shall be determined by the Board of Directors or the Committee, in its sole discretion, at the time of the grant of the Nonstatutory Stock Option.

     (c) A Nonstatutory Stock Option granted under the Plan may be of such duration as shall be determined by the Board of Directors or the Committee (subject to earlier termination as expressly provided in Section 12 hereof).

     8. Reload Options. The Board of Directors or the Committee may grant Options with a reload feature. A reload feature shall only apply when the option price is paid by delivery of Common Stock (as set forth in Section 13(b)(ii)) or by having the Company reduce the number of shares otherwise issuable to an Optionee (as provided for in the last sentence of Section 13(b)) (a "Net Exercise"). The Stock Option Agreement for the Options containing the reload feature shall provide that the Option holder shall receive, contemporaneously with the payment of the option price in shares of Common Stock or in the event of a Net Exercise, a reload stock option (the "Reload Option") to purchase that number of shares of Common Stock equal to the sum of (i) the number of shares ofCommon Stock used to exercise the Option (or not issued in the case of a Net Exercise), and (ii) with respect to Nonstatutory Stock Options, the number of shares of Common Stock used to satisfy any tax withholding requirement incident to the exercise of such Nonstatutory Stock Option. The terms of the Plan applicable to the Option shall be equally applicable to the Reload Option with the following exceptions: (i) the option price per share of Common Stock deliverable upon the exercise of the Reload Option, (A) in the case of a Reload Option which is an Incentive Stock Option being granted to a 10% Stockholder, shall be one hundred ten percent (110%) of the fair market value of a share of Common Stock on the date of grant of the Reload Option and (B) in the case of a Reload Option which is an Incentive Stock Option being granted to a person other than a 10% Stockholder or is a Nonstatutory Stock Option, shall be the fair market value of a share of Common Stock on the date of grant of the Reload Option; and (ii) the term of the Reload Option shall be equal to the remaining option term of the Option (including a Reload Option) which gave rise to the Reload Option. The Reload Option shall be evidenced by an appropriate amendment to the Stock Option Agreement for the Option which gave rise to the Reload Option. In the event the exercise price of an Option containing a reload feature is paid by check and not in shares of Common Stock, the reload feature shall have no application with respect to such exercise.

     9. Rights of Option Holders. The holder of an Option granted under the Plan shall have none of the rights of a stockholder with respect to the stock covered by his Option until such stock shall be transferred to him upon the exercise of his Option.

     10.  Alternate  Stock  Appreciation   Rights.

          (a) Concurrently with, or subsequent to, the award of any Option to purchase one or more shares of Common Stock, the Board of Directors or the Committee may, in its sole discretion, subject to the provisions of the Plan and such other terms and conditions as the Board of Directors or the Committee may prescribe, award to the Optionee with respect to each share of Common Stock covered by an Option ("Related Option"), a related alternate stock appreciation right ("SAR"), permitting the Optionee to be paid the appreciation on the Related Option in lieu of exercising the Related Option. An SAR granted with respect to an Incentive Stock Option must be granted together with the Related Option. An SAR granted with respect to a Nonstatutory Stock Option may be granted together with, or subsequent to, the grant of such Related Option.

          (b) Each SAR granted under the Plan shall be authorized by the Board of Directors or the Committee, and shall be evidenced by an SAR Agreement which shall be executed by the Company and by the individual or entity to whom such SAR is granted. The SAR Agreement shall specify the period during which the SAR is exercisable, and such other terms and provisions not inconsistent with the Plan.

          (c) An SAR may be exercised only if and to the extent that its Related Option is eligible to be exercised on the date of exercise of the SAR. To the extent that a holder of an SAR has a current right to exercise, the SAR may be exercised from time to time by delivery by the holder thereof to the Company at its principal office (attention: Secretary) of a written notice of the number of shares with respect to which it is being exercised. Such notice shall be accompanied by the agreements evidencing the SAR and the Related Option. In the event the SAR shall not be exercised in full, the Secretary of the Company shall endorse or cause to be endorsed on the SAR Agreement and the Related Option Agreement the number of shares which have been exercised thereunder and the number of shares that remain exercisable under the SAR and the Related Option and return such SAR and Related Option to the holder thereof.

          (d) The amount of payment to which an Optionee shall be entitled upon the exercise of each SAR shall be equal to one hundred percent (100%) of the amount, if any, by which the fair market value of a share of Common Stock on the exercise date exceeds the exercise price per share of the Related Option; provided, however, the Company may, in its sole discretion, withhold from any such cash payment any amount necessary to satisfy the Company's obligation for withholding taxes with respect to such payment.

          (e) The amount payable by the Company to an Optionee upon exercise of a SAR may, in the sole determination of the Company, be paid in shares of Common Stock, cash or a combination thereof, as set forth in the SAR Agreement. In the case of a payment in shares, the number of shares of Common Stock to be paid to an Optionee upon such Optionee's exercise of an SAR shall be determined by dividing the amount of payment determined pursuant to Section 10(d) hereof by the fair market value of a share of Common Stock on the exercise date of such SAR. For purposes of the Plan, the exercise date of an SAR shall be the date the Company receives written notification from the Optionee of the exercise of the SAR in accordance with the provisions of Section 10(c) hereof. As soon as practicable after exercise, the Company shall either deliver to the Optionee the amount of cash due such Optionee or a certificate or certificates for such shares of Common Stock. All such shares shall be issued with the rights and restrictions specified herein.

          (f) SARs shall terminate or expire upon the same conditions and in the same manner as the Related Options, and as set forth in Section 12 hereof.

          (g) The exercise of any SAR shall cancel and terminate the right to purchase an equal number of shares covered by the Related Option.

          (h) Upon the exercise or termination of any Related Option, the SAR with respect to such Related Option shall terminate to the extent of the number of shares of Common Stock as to which the Related Option was exercised or terminated.

          (i) An SAR granted pursuant to the Plan shall be transferable to the same extent as the Related Option.

          (j) All references in this Plan to "Options" shall be deemed to include "SARs" where applicable.

     11.  Transferability of Options.

          (a) No Option granted under the Plan shall be transferable by the individual or entity to whom it was granted other than by will or the laws of descent and distribution, and, during the lifetime of an individual, shall not be exercisable by any other person, but only by him.

          (b) Notwithstanding Section 11(a) above, a Nonstatutory Stock Option granted under the Plan may be transferred in whole or in part during an Optionee's lifetime, upon the approval of the Board of Directors or the Committee, to an Optionee's "family members" (as such term is defined in Rule 701(c)(3) of the Securities Act of 1933, as amended, and General Instruction A(1)(a)(5) to Form S-8) through a gift or domestic relations order. The transferred portion of a Nonstatutory Stock Option may only be exercised by the person or entity who acquires a proprietary interest in such option pursuant to the transfer. The terms applicable to the transferred portion shall be the same as those in effect for the Option immediately prior to such transfer and shall be set forth in such documents issued to the transferee as the Board of Directors or the Committee may deem appropriate. As used in this Plan the terms "Optionee" and "holder of an Option" shall refer to the grantee of the Option and not any transferee thereof.

     12. Effect of Termination of Employment or Death on Options.

          (a) Unless otherwise provided in the Stock Option Agreement, if the employment of an employee by, or the services of a non-employee Director for, or consultant or advisor to, the Company or a parent or subsidiary corporation of the Company shall be terminated for Cause (as hereinafter defined) or voluntarily by the employee, non-employee Director, consultant or advisor, then his Option shall expire forthwith. Unless otherwise provided in the Stock Option Agreement, and except as provided in subsections (b) and (c) of this Section 12, if such employment or services shall terminate for any other reason, then such Option may be exercised at any time within three (3) months after such termination, subject to the provisions of subsection (d) of this Section 12. For purposes hereof, "Cause" shall include, without limitation, (i) conviction of, or a plea of nolo contendere to, a felony or other serious crime; (ii) commission of any act involving moral turpitude; (iii) commission of any act of dishonesty involving the Company or the performance of the Optionee's duties;
(iv) breach of any fiduciary duty to the Company; (v) any alcohol or substance abuse on the part of the Optionee; (vi) the Optionee's commission of any illegal business practices in connection with the Company's business; (vii) any embezzlement or misappropriation of assets; (viii) any excessive unexcused absences from employment or service; (ix) continued and habitual neglect to perform material stated duties; (x) material breach of any provision of any employment, consulting or advisory agreement between the Optionee and the Company; (xi) engagement in any other misconduct that is materially injurious to the Company; or (xii) if the Employee is party to an agreement with the Company, anything which constitutes "Cause" thereunder as it relates to termination of employment or services. All references in the above definition of "Cause" to the Company shall be deemed to include any parent or subsidiary thereof.

For purposes of the Plan, the retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be termination of such individual's employment other than voluntarily or for cause. For purposes of this subsection (a), an employee, non-employee Director, consultant or advisor who leaves the employ or services of the Company to become an employee or non-employee Director of, or a consultant or advisor to, a parent or subsidiary corporation of the Company or a corporation (or subsidiary or parent corporation of the corporation) which has assumed the Option of the Company as a result of a corporate reorganization or like event shall not be considered to have terminated his employment or services.


          (b) Unless otherwise provided in the Stock Option Agreement, if the holder of an Option under the Plan dies (i) while employed by, or while serving as a non-employee Director for or a consultant or advisor to, the Company or a parent or subsidiary corporation of the Company, or (ii) within three (3) months after the termination of his employment or services other than voluntarily or for Cause, then such Option may, subject to the provisions of subsection (d) of this Section 12, be exercised by the estate of the employee or non-employee Director, consultant or advisor, or by a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of such employee or non-employee Director, consultant or advisor, at any time within one
(1) year after such death.

          (c) Unless otherwise provided in the Stock Option Agreement, if the holder of an Option under the Plan ceases employment or services because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) ("Permanent Disability") while employed by, or while serving as a non-employee Director for or consultant or advisor to, the

Company or a parent or subsidiary corporation of the Company, then such Option may, subject to the provisions of subsection (d) of this Section 12, be exercised at any time within one (1) year after his termination of employment, termination of Directorship or termination of consulting or advisory services, as the case may be, due to the disability.

          (d) An Option may not be exercised pursuant to this Section 12 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment, termination of Directorship, termination of consulting or advisory services, or death, and in any event may not be exercised after the expiration of the Option.

          (e) For purposes of this Section 12, the employment relationship of an employee of the Company or of a parent or subsidiary corporation of the Company will be treated as continuing intact while he is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) if such leave does not exceed ninety (90) days, or, if longer, so long as his right to reemployment is guaranteed either by statute or by contract.

     13. Exercise of Options.

          (a) Unless otherwise provided in the Stock Option Agreement, any Option granted under the Plan shall be exercisable in whole at any time, or in part from time to time, prior to expiration. The Board of Directors or the Committee, in its absolute discretion, may provide in any Stock Option Agreement that the exercise of any Options granted under the Plan shall be subject (i) to such condition or conditions as it may impose, including, but not limited to, a condition that the holder thereof remain in the employ or service of, or continue to provide consulting or advisory services to, the Company or a parent or subsidiary corporation of the Company for such period or periods from the date of grant of the Option as the Board of Directors or the Committee, in its absolute discretion, shall determine; and (ii) to such limitations as it may impose, including, but not limited to, a limitation that the aggregate fair market value (determined at the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) shall not exceed one hundred thousand dollars ($100,000). In addition, in the event that under any Stock Option Agreement the aggregate fair market value (determined at the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds one hundred thousand dollars ($100,000), the Board of Directors or the Committee may, when shares are transferred upon exercise of such Options, designate those shares which shall be treated as transferred upon exercise of an Incentive Stock Option and those shares which shall be treated as transferred upon exercise of a Nonstatutory Stock Option.

          (b) An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (attention of the Secretary) of written notice of the number of shares with respect to which the Option is being exercised. Such notice shall be accompanied, or followed within ten (10) days of delivery thereof, by payment of the full option price of such shares, and payment of such option price shall be made by the holder's delivery of (i) his check payable to the order of the Company, or (ii) previously acquired Common Stock, the fair market value of which shall be determined as of the date of exercise (provided that the shares delivered pursuant hereto are acceptable to the Board of Directors or the Committee in its sole discretion) or (iii) if provided for in the Stock Option Agreement, his check payable to the order of the Company in an amount at least equal to the par value of the Common Stock being acquired, together with a promissory note, in form and upon such terms as are acceptable to the Board or the Committee, made payable to the order of the Company in an amount equal to the balance of the exercise price, or (iv) by the holder's delivery of any combination of the foregoing (i), (ii) and (iii). Alternatively, if provided for in the Stock Option Agreement, the holder may elect to have the Company reduce the number of shares otherwise issuable by a number of shares having a fair market value equal to the exercise price of the Option being exercised.

     14. Adjustment Upon Change in Capitalization.

          (a) In the event that the outstanding Common Stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, reverse split, stock dividend or the like, an appropriate adjustment shall be made by the Board of Directors or the Committee in the aggregate number of shares available under the Plan, in the number of shares and option price per share subject to outstanding Options, and in any limitation on exerciseability referred to in Section 13(a)(ii) hereof which is set forth in outstanding Incentive Stock Options. If the Company shall be reorganized, consolidated, or merged with another corporation, subject to the provisions of Section 19 hereof, the holder of an Option shall be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of any such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option; provided, however, that in such event the Board of Directors or the Committee shall have the discretionary power to take any action necessary or appropriate to prevent any Incentive Stock Option granted hereunder which is intended to be an

"incentive stock option" from being disqualified as such under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto; and provided, further, however, that in such event the Board of Directors or the Committee shall have the discretionary power to take any action necessary or appropriate to prevent such adjustment from being deemed or considered as the adoption of a new plan requiring shareholder approval under Section 422 of the Code and the regulations promulgated thereunder.

          (b) Any adjustment in the number of shares shall apply proportionately to only the unexercised portion of the Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

     15. Further Conditions of Exercise of Options.

          (a) Unless prior to the exercise of the Option the shares issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, the notice of exercise shall be accompanied by a representation or agreement of the person or estate exercising the Option to the Company to the effect that such shares are being acquired for investment purposes and not with a view to the distribution thereof, and such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with such Act.

          (b) If the Common Stock is listed on any securities exchange, including, without limitation, Nasdaq, the Company shall not be obligated to deliver any Common Stock pursuant to this Plan until it has been listed on each such exchange. In addition, the Company shall not be obligated to deliver any Common Stock pursuant to this Plan until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain
such  listing,   qualification  and  compliance.

     16. Restricted Stock Grant Agreement. Each Restricted Stock grant under the Plan shall be authorized by the Board of Directors or the Committee, and shall be evidenced by a Restricted Stock Grant Agreement which shall be executed by the Company and by the individual or entity to whom such Restricted Stock is granted. The Restricted Stock Grant Agreement shall specify the number of shares of Restricted Stock granted, the vesting periods and such other terms and provisions as the Board of Directors or the Committee may deem necessary or appropriate.

     17.  Restricted  Stock Grants.

          (a) The Board of Directors or the Committee may grant Restricted Stock under the Plan to any individual or entity eligible to receive Restricted Stock pursuant to clause (b) of Section 4 hereof.

          (b) In addition to any other applicable provisions hereof and except as may otherwise be specifically provided in a Restricted Stock Grant Agreement, the following restrictions in this Section 17(b) shall apply to grants of Restricted Stock made by the Board or the Committee:

               (i) No shares granted pursuant to a grant of Restricted Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until, and to the extent that, such shares are vested.

               (ii) Shares granted pursuant to a grant of Restricted Stock shall vest as determined by the Board or the Committee, as provided for in the Restricted Stock Grant Agreement. The foregoing notwithstanding (but subject to the provisions of (iii) hereof and subject to the discretion of the Board or the Committee), a Grantee shall forfeit all shares not previously vested, if any, at such time as the Grantee is no longer employed by, or serving as a Director of, or rendering consulting or advisory services to, the Company or a parent or subsidiary corporation of the Company. All forfeited shares shall be returned to the Company.

               (iii) Notwithstanding the provisions of (ii) hereof, non-vested Restricted Stock shall automatically vest as provided for in Section 19 hereof.

          (c) In determining the vesting requirements with respect to a grant of Restricted Stock, the Board or the Committee may impose such restrictions on any shares granted as it may deem advisable including, without limitation, restrictions relating to length of service, corporate performance, attainment of individual or group performance objectives, and federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. Any such restrictions shall be specifically set forth in the Restricted Stock Grant Agreement.

          (d) Certificates representing shares granted that are subject to restrictions shall be held by the Company or, if the Board or the Committee so specifies, deposited with a third-party custodian or trustee until lapse of all restrictions on the shares. After such lapse, certificates for such shares (or the vested percentage of such shares) shall be delivered by the Company to the Grantee; provided, however, that the Company need not issue fractional shares.

          (e) During any applicable period of restriction, the Grantee shall be the record owner of the Restricted Stock and shall be entitled to vote such shares and receive all dividends and other distributions paid with respect to such shares while they are so restricted. However, if any such dividends or distributions are paid in shares of Company stock or cash or other property during an applicable period of restriction, the shares, cash and/or other property deliverable shall be held by the Company or third party custodian or trustee and be subject to the same restrictions as the shares with respect to which they were issued. Moreover, the Board or the Committee may provide in each grant such other restrictions, terms and conditions as it may deem advisable with respect to the treatment and holding of any stock, cash or property that is received in exchange for Restricted Stock granted pursuant to the Plan.

          (f) Each Grantee making an election pursuant to Section 83(b) of the Code shall, upon making such election, promptly provide a copy thereof to the Company.

          (g) If the Company shall be reorganized, consolidated, or merged with another corporation or entity, subject to the provisions of Section 19 hereof, the shares of stock or the property, cash or securities which the holder of Restricted Stock shall be entitled to receive upon the happening of any such corporate event in respect of his Restricted Stock, shall be subject to the same restrictions to which such Restricted Stock was subject pursuant to the terms of the Restricted Stock Grant Agreement relating to such Restricted Stock, and in such event the Board of Directors or the Committee shall have the discretionary power to take any action necessary or appropriate to preserve the "restricted stock" nature of the Restricted Stock so converted or exchanged, or to prevent such Restricted Stock so converted or exchanged from being disqualified as such under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

          (h) If fractions of a share of Restricted Stock would result from any such adjustment, the adjustment shall be treated in the same manner as Common Stock in such corporate event.

     18.  Restrictions Upon Shares;  Right of First Refusal.

          (a) No Optionee or Grantee (collectively, "Participant") shall, for value or otherwise, sell, assign, transfer or otherwise dispose of all or any part of the shares issued pursuant to the exercise of an Option or received as Restricted Stock (collectively, the "Shares"), or of any beneficial interest therein (collectively a "Disposition"), except as permitted by and in accordance with the provisions of the Plan. The Company shall not recognize as valid or give effect to any Disposition of any Shares or interest therein upon the books of the Company unless and until the Participant desiring to make such Disposition shall have complied with the provisions of the Plan.

          (b) No Participant shall, without the written consent of the Company, pledge, encumber, create a security interest in or lien on, or in any way attempt to otherwise impose or suffer to exist any lien, attachment, levy, execution or encumbrance on the Shares.

          (c) If, at any time, a Participant desires to make a Disposition of any of the Shares (the "Offered Shares") to any third-party individual or entity pursuant to a bona fide offer (the "Offer"), he shall give written notice of his intention to do so ("Notice of Intent to Sell") to the Company, which notice shall specify the name(s) of the offeror(s) (the "Proposed Offeror(s)"), the price per share offered for the Offered Shares and all other terms and conditions of the proposed transaction. Thereupon, the Company shall have the option to purchase from the Participant all, but not less than all, the Offered Shares upon the same terms and conditions as set forth in the Offer.

          (d) If the Company desires to purchase all of the Offered Shares, it must send a written notice to such effect to the Participant within thirty (30) days following receipt of the Notice of Intent to Sell.

          (e) The closing of any purchase and sale of the Offered Shares shall take place sixty (60) days following receipt by the Company of the Notice of Intent to Sell.

          (f) If the Company does not elect to purchase all of the Offered Shares within the period set forth in paragraph (d) hereof, no Shares may be purchased by the Company, and the Participant shall thereupon be free to dispose of such Shares to the Proposed Offeror(s) strictly in accordance with the terms of the Offer. If the Offered Shares are not disposed of strictly in accordance with the terms of the Offer within a period of one hundred twenty (120) days after the Participant gives a Notice of Intent to Sell, such Shares may not thereafter be sold without compliance with the provisions hereof.

          (g) All certificates representing the Shares shall bear on the face or reverse side thereof the following legend:

               "The shares represented by this certificate are subject to the provisions of the Geneva Financial Corp. 2003 Equity Participation Plan, a copy of which is on file at the offices of the Company."

          (h) The provisions of this Section 18 shall terminate and be of no further force or effect at such time, if ever, that the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to Section 13 or 15(d) thereof.

     19. Liquidation, Merger or Consolidation. Notwithstanding Section 14(a) hereof, if the Board of Directors approves a plan of complete liquidation or a merger or consolidation (other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation), the Board of Directors or the Committee may, in its sole discretion, upon written notice to the holder of an Option, provide that the Option must be exercised within twenty (20) days following the date of such notice or it will be terminated. In the event such notice is given, the Option shall become immediately exercisable in full.

     20. Effectiveness of the Plan. The Plan was adopted by the Board of Directors on June 6, 2003. The Plan shall be subject to approval on or before June 5, 2004, which is within one (1) year of adoption of the Plan by the Board of Directors, by the affirmative vote of the holders of a majority of the votes of the outstanding shares of capital stock of the Company present in person or represented by proxy at a meeting of stockholders and entitled to vote thereon (or in the case of action by written consent in lieu of a meeting of stockholders, the number of votes required by applicable law to act in lieu of a meeting) ("Stockholder Approval"). In the event such Stockholder Approval is withheld or otherwise not received on or before the latter date, the Plan and, unless otherwise provided in the Stock Option Agreement and/or the Restricted Stock Grant Agreement, all Options and Restricted Stock that may have been granted hereunder shall become null and void.

     21. Termination, Modification and Amendment.

          (a) The Plan (but not Options previously granted under the Plan) shall terminate on June 5, 2013, which is within ten (10) years from the date of its adoption by the Board of Directors, or sooner as hereinafter provided, and no Option or Restricted Stock shall be granted after termination of the Plan. The foregoing shall not be deemed to limit the vesting period for Restricted Stock granted pursuant to the Plan.

          (b) The Plan may from time to time be terminated, modified, or amended if Stockholder Approval of the termination, modification or amendment is obtained.

          (c) The Board of Directors may at any time, on or before the termination date referred to in Section 21(a) hereof, without Stockholder Approval, terminate the Plan, or from time to time make such modifications or amendments to the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without Stockholder Approval, (i) increase (except as otherwise provided by Section 14 hereof) the maximum number of shares as to which Incentive Stock Options may be granted hereunder, change the designation of the employees or class of employees eligible to receive Incentive Stock Options, or make any other change which would prevent any Incentive Stock Option granted hereunder which is intended to be an "incentive stock option" from qualifying as such under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto or (ii) make any other modifications or amendments that require Stockholder Approval pursuant to applicable law, regulation or exchange requirements. In the event Stockholder Approval is not received within one (1) year of adoption by the Board of Directors of the change provided for in (i) or (ii) above, then, unless otherwise provided in the Stock Option Agreement and/or Restricted Stock Grant Agreement (but subject to applicable law), the change and all Options, SARs and Restricted Stock that may have been granted pursuant thereto shall be null and void.

          (d) No termination, modification, or amendment of the Plan may, without the consent of the individual or entity to whom any Option or Restricted Stock shall have been granted, adversely affect the rights conferred by such Option or Restricted Stock grant.

     22. Not a Contract of Employment.  Nothing  contained in the Plan or in any

Stock Option Agreement or Restricted Stock Grant Agreement executed pursuant hereto shall be deemed to confer upon any individual or entity to whom an Option or Restricted Stock is or may be granted hereunder any right to remain in the employ or service of the Company or a parent or subsidiary corporation of the Company or any entitlement to any remuneration or other benefit pursuant to any consulting or advisory arrangement.

     23. Use of Proceeds. The proceeds from the sale of shares pursuant to Options or Restricted Stock granted under the Plan shall constitute general funds of the Company.

     24. Indemnification of Board of Directors or Committee. In addition to such other rights of indemnification as they may have, the members of the Board of Directors or the Committee, as the case may be, shall be indemnified by the Company to the extent permitted under applicable law against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit, or proceeding, the member or members of the Board of Directors or the Committee, as the case may be, shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such member or members undertake to defend the same on his or their own behalf.

     25. Captions. The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

     26. Disqualifying Dispositions. If Common Stock acquired upon exercise of an

Incentive Stock Option granted under the Plan is disposed of within two years following the date of grant of the Incentive Stock Option or one year following the issuance of the Common Stock to the Optionee, or is otherwise disposed of in a manner that results in the Optionee being required to recognize ordinary income, rather than capital gain, from the disposition (a "Disqualifying Disposition"), the holder of the Common Stock shall, immediately prior to such Disqualifying Disposition, notify the Company in writing of the date and terms of such Disqualifying Disposition and provide such other information regarding the Disqualifying Disposition as the Company may reasonably require.


     27.  Withholding  Taxes.

          (a) Whenever under the Plan shares of Common Stock are to be delivered to an Optionee upon exercise of a Nonstatutory Stock Option or to a Grantee of Restricted Stock, the Company shall be entitled to require as a condition of delivery that the Optionee or Grantee remit or, at the discretion of the Board or the Committee, agree to remit when due, an amount sufficient to satisfy all current or estimated future Federal, state and local income tax withholding requirements, including, without limitation, the employee's portion of any employment tax requirements relating thereto. At the time of a Disqualifying Disposition, the Optionee shall remit to the Company in cash the amount of any applicable Federal, state and local income tax withholding and the employee's portion of any employment taxes.

          (b) The Board of Directors or the Committee may, in its discretion, provide any or all holders of Nonstatutory Stock Options or Grantees of Restricted Stock with the right to use shares of Common Stock in satisfaction of all or part of the withholding taxes to which such holders may become subject in connection with the exercise of their Options or their receipt of

Restricted Stock. Such right may be provided to any such holder in either or both of the following formats:

               (i) The election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Nonstatutory Stock Option or otherwise deliverable as a result of the vesting of Restricted Stock, a portion of those shares with an aggregate fair market value equal to the percentage of the withholding taxes (not to exceed one hundred percent (100%)) designated by the holder.

               (ii) The election to deliver to the Company, at the time the Nonstatutory Stock Option is exercised or Restricted Stock is granted or vested, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or Restricted Stock grant triggering the withholding taxes) with an aggregate fair market value equal to the percentage of the withholding taxes (not to exceed one hundred percent (100%)) designated by the holder.

     28. Other Provisions. Each Option granted, and each Restricted Stock grant, under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board or the Committee, in its sole discretion. Notwithstanding the foregoing, each Incentive Stock Option granted under the Plan shall include those terms and conditions which are necessary to qualify the Incentive Stock Option as an "incentive stock option" within the meaning of Section 422 of the Code and the regulations thereunder and shall not include any terms and conditions which are inconsistent therewith.

     29. Definitions. For purposes of the Plan, the terms "parent corporation" and

"subsidiary corporation" shall have the meanings set forth in Sections 424(e) and 424(f) of the Code, respectively, and the masculine shall include the feminine and the neuter as the context requires.

     30. Governing Law. The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the laws of the State of Delaware, excluding choice of law principles thereof.